Exhibit 99.1

AmerInst Insurance Group, Ltd.

Winter 2008

AMERINST ADVISOR

Dear Shareholder:

Welcome to the newest issue of the AmerInst Advisor. 2007 has been a busy and productive year for AmerInst and we look forward to more of the same in 2008. This issue contains articles and information about some of our latest activities and initiatives, including our latest plans to create a Shareholder Advisory Group. In this issue, you will find:

•	Profiles of the winning State Societies of the AmerInst Community Relations Program

•	Tips from Joseph Wolfe of CNA about how CPAs can avoid common malpractice claim traps

•	Q&A with Jerry Atkinson about his role on the Board

•	Update on the inaugural Shareholder Advisory Group meeting

We appreciate your continued support. As always, we welcome any of your questions or comments on AmerInst’s activities, so please don’t hesitate to contact us at amerinst@vim.usarisk.com. Here’s to a prosperous 2008 for all of you.

Sincerely,

Irv Diamond

AMERINST GIVES BACK

We are pleased to announce the winners of the second annual AmerInst Community Relations Grant Program: the Kentucky and Ohio Societies of CPAs. The AmerInst Board created this grant program in 2005 to recognize and support CPA state societies that give back to our profession by committing time and resources to improving their communities. Read on to learn more about the winning entries.

Kentucky Society of Certified Public Accountants (KyCPA) Develops Business and Accounting Summer Education (BASE) Camp for High School Juniors and Seniors

BASE Camp — developed in 2004 and first implemented in June 2005 — was designed to give high school juniors and seniors a one-week immersive college experience and introduction to a career in accounting. During their stay at the Bellarmine University in Louisville, Kentucky, the 45 participating students were exposed to CPAs from a variety of industries and experience levels. At the Bellarmine University campus, the program reinforced entrepreneurship skills and addressed such practical considerations as resume building, interview techniques, team building, and how to “dress for success.” Students also had the opportunity to tour several small-, mid- and large-CPA firms to learn about what life is like as a CPA in public practice. They later participated in one-on-one discussions with CPAs from all aspects of our profession, including public practice, business and industry, government, education and not-for-profit, allowing them to observe first-hand life as an accountant. As an added benefit, students received a comprehensive introduction to financial literacy.

After a year of planning, and with help from more than 100 volunteers from all walks of life (including college professors, CPAs and small business owners), KyCPA CEO Penny Gold has found how gratifying it is to help educate high school juniors and seniors about the benefits of an accounting career. “Our program serves as a stepping stone into the business world, helping students to understand and experience first-hand how important accounting and finance really are,” said Penny. “The program has been a wonderful success not only for the profession, but for the state of Kentucky as well,” she added.

According to a pre/post survey, 76% of BASE Camp attendees reported an increased interest in pursuing an accounting major in college. In fact, at the conclusion of last year’s program, four students signed up for an accounting major at Bellarmine University, where the camp is based.

Penny credits much of the program’s success to the volunteers who went “above and beyond” to make the program happen, as well as to the enthusiasm of the high school students who participated.

“We are so appreciative of AmerInst’s support,” said Penny. “One of the most important things we can do for the profession and general growth of the economy is to help students carve out a career path at an early stage and give them the tools to understand what it takes to be successful.”

The Ohio Society of CPAs Partners with the National Association of Black Accountants to Present Accounting Careers Awareness Program (ACAP-Ohio) for Minority High School Students

Attracting talented minority students to the CPA and business profession is an important initiative for The Ohio Society of CPAs. In July 1996, The Ohio Society of CPAs partnered with the National Association of Black Accountants (NABA) to create the Accounting Careers Awareness Program (ACAP-Ohio), an innovative career development program specifically for minority high school students.

During their five-day stay at The Ohio State University’s Fisher College of Business in Columbus, Ohio, the 42 participating students of this year’s ACAP-Ohio were introduced to topics such as accounting, finance, economics, business management, and financial literacy through a variety of business and college preparatory workshops. Students also had the opportunity to witness accounting first-hand through tours of local CPA firms and companies in the private sector. They later networked with Ohio minority business leaders who shared their experiences, provided tips for success and discussed educational opportunities.

“Students know what doctors and lawyers do, but many of them don’t know what a CPA does. ACAP-Ohio is helping to diversify the CPA profession by introducing students to career opportunities that they may not even know exist,” said Karen West, senior manager of financial literacy and student initiatives at The Ohio Society of CPAs. “This program was created to expose these students to successful minority CPAs and to create a network of role models for students to help them bridge to the next level of their education.”

Since its inception, the program has served more than 400 minority students in Ohio, offering them the educational enrichment experiences and practical help they need to prepare for university level programs and professional business careers. In fact, student evaluations of the program have shown that participating students felt better prepared for college, were better equipped to make decisions regarding careers, and had a greater understanding of basic accounting and business principles.

A recent survey conducted by ACAP-Ohio has also shown that 90% of the respondents have gone to college and/or are planning to go to college upon graduation from high school. Of those who are currently enrolled in college, 69% are majoring in accounting, business or management.

“This is such an important program for the future of the CPA profession,” said Karen. “With the support of AmerInst, we have been able to encourage students to realize that they can make a difference, and we have been able to provide them with the inspiration that college is a reality.”

“COMMON MALPRACTICE CLAIM TRAPS”

Business Consulting

TRAP:

A small retail business client negotiates the sale of the business, and asks the CPA to prepare a sales contract memorializing their agreement with the buyer. Neither the client nor the buyer is represented by counsel, nor has the buyer performed any due diligence analysis of the transaction. The sale is executed amicably, but later, allegations fly – from the client that he/she received too little or from the buyer that he/she paid too much. Or there may be allegations that the structure of the sale unfairly deprived the client or buyer of tax benefits they were entitled to. In either case, one of the parties sues the CPA, seeking recovery for these damages.

TIP:

Don’t practice law, and never agree to facilitate a sale between two parties — one of the parties could later assert that their interests were subordinated to those of the other party. Additionally, while in this example the buyer is not a client of the CPA, absent explicit oral and written communications from the CPA to the buyer alerting them that they are not a client and should engage professionals to advise them on tax and accounting issues prior to entering into the transaction, depending on state law, the CPA may be exposed to potential claims from the buyer alleging reliance on their advice. Note that even if both parties are engaged as clients and these relationships are disclosed to both parties and consented to as required under ET102.03, Conflicts of Interest of the AICPA Code of Professional Conduct, this does not protect you from claims alleging that the interests of one client were subordinated to the other, to their detriment. The best protection in this situation is to provide services to only your existing client, and to insist that both parties retain counsel to advise them and to prepare transaction documents.

Computer Consulting

TRAP:

The CPA firm recommends a personal computer system to a client based upon an analysis of the client’s needs. The CPA firm contracts with a local computer vendor to provide these products to the client and install them. The equipment fails to perform properly, and the computer vendor’s delays in servicing the client cause the CPA firm to contract with another vendor to attempt to correct the problems. Additionally, the CPA firm incurs significant unbilled time at the client’s office to address the problem. The client sues both the computer vendor and the CPA firm, alleging that they were unable to bid on a government contract due to their inability to compile statistical information from their computer database caused by the hardware/software problem.

TIP:

Providing “turnkey” computer system solutions to clients is appropriate for CPA firms that have qualified information systems professionals on staff to provide installation and training services, and to address hardware and software problems that arise. Relying on outside contractors creates a risk that the CPA firm has no direct control over. Clients should contract directly with hardware and software vendors when purchasing products unless your firm is staffed to service these products. Additionally, to the extent these products are sold, the client should be provided with copies of and required to sign an acknowledgement of receipt of applicable licensing agreements, limitation of liability provisions, and warranty provisions. State laws concerning warranty of merchantability may apply to your firm if products are being purchased by your client through your firm. It is also advisable for CPA firms to exercise caution with respect to recommending IT vendors to their clients. If a recommendation is made, the firm should also communicate the need for the client to do his/her own due diligence and not rely merely on the CPAs recommendation.

By Joseph Wolfe, Assistant Vice President, Risk Control, CNA, Accountants Professional Liability, CNA, 333 South Wabash Ave., 39 South, Chicago, IL 60604.

The purpose of this article is to provide information, rather than advice or opinion. It is accurate to the best of the author’s knowledge as of the date of the article. Accordingly, this article] should not be viewed as a substitute for the guidance and recommendations of a retained professional. In addition, CNA does not endorse any coverages, systems, processes or protocols addressed herein unless they are produced or created by CNA.

To the extent this article contains any examples, please note that they are for illustrative purposes only and any similarity to actual individuals, entities, places or situations is unintentional and purely coincidental. In addition, any examples are not intended to establish any standards of care, to serve as legal advice appropriate for any particular factual situations, or to provide an acknowledgement that any given factual situation is covered under any CNA insurance policy. Please remember that only the relevant insurance policy can provide the actual terms, coverages, amounts, conditions and exclusions for an insured. All CNA products and services may not be available in all states and may be subject to change without notice.

Continental Casualty Company, one of the CNA insurance companies, is the underwriter of the AICPA Professional Liability Insurance Program.

CNA is a service mark registered with the United States Patent and Trademark Office. Copyright © 2007 CNA. All rights reserved.

Q&A with Jerry Atkinson, Chairman of the Strategic Planning Committee

While Jerry has been involved with AmerInst since 1999, the editors of the AmerInst Advisor were interested to learn more about what he hopes to achieve in his role as Chairman of the Strategic Planning Committee.

1.	What is your role on the AmerInst Board?

I am the chairman of the Strategic Planning Committee. Right now, our main purpose is to determine the primary mission of AmerInst. I can speak on behalf of my board colleagues when I say it is very important to periodically examine your company’s mission. After all, AmerInst has been providing reinsurance protection for CPAs in the professional liability insurance market for 20 years. Our stock has been a successful investment, when measured since our formation on a total return basis and our shareholders have benefited, but we want to plan for the future.

Because of the way AmerInst is structured, all the directors are involved with the strategic planning process – we are very hands-on. To that point, I am also the chairman of the Shareholder Relations Committee where I am responsible for reviewing and approving all shareholder transfers for AmerInst. I also serve as a member of the Public Relations Committee and the Audit Committee.

2.	Do you have any specific goals for AmerInst?

As we continue to plan for the future of AmerInst, we are seeking ways to increase awareness among younger CPAs about the important role we believe AmerInst plays in stabilizing the professional liability market. We want to continually improve the ways we share information with current and future shareholders. Specifically, I’d also like to:

1.	Educate people as to what their stock is really worth.

2.	Help people understand the value of their dividends.

3.	Help people see the value of AmerInst for CPAs in public practice and get them more involved in providing the company with information.

3.	What skills/experience do you bring to your role that you think AmerInst will benefit from?

1.	Dedication to the cause. Most CPAs are very involved with the profession because it is so intellectually stimulating. I have volunteered my time to the profession for more than 25 years, working with the AICPA and the New Mexico state society. It did a lot for me as an individual and for my family.

2.	Practical business experience. I have more than 35 years of experience in the accounting profession. In addition to my accounting background, I’ve also had the opportunity to learn what an organization is and how people correlate with it. That experience also brings good business sense and the ability to listen to others and use good judgment.

4.	What is your biggest accomplishment?

Personally, my biggest accomplishment is that I have raised four kids and have been married for more than 40 years. Professionally, I’m very proud of the fact that I was able to build a successful accounting firm (Atkinson and Company). I hired most of the current partners right out of school and have been able to see them develop into solid professionals. It has also been very rewarding to see the company grow, particularly through building/maintaining long-term client relationships – it has been like another child to me.

5.	What do you see in the future for AmerInst?

Our directors put a lot of effort into the company and the board is very committed to be as responsive to shareholders as we can be. Our Chairman Irv Diamond has made it a major goal to strengthen communication ties between AmerInst and its shareholders, and I really appreciate his effort. I think we’re on the right track in this regard and we welcome shareholder feedback.

Shareholder Advisory Group

In late August, AmerInst hosted its inaugural Shareholder Advisory Group meeting. The group was comprised of four experienced CPAs: Ed Rosenbaum, Dave Klunk, Tony Kimball and Vince Pangia, all of whom have been AmerInst shareholders for a number of years. The AmerInst Board formed this group to create a direct dialogue between board members and shareholders to ensure that the Company continues to fulfill its mission — to provide stability in the insurance markets while helping AmerInst create a legacy for future generations of CPAs. The Board felt the meeting was very helpful in terms of developing parameters to prepare for the strategic future of AmerInst, and they look forward to reaching out to other shareholders for future input.

If you have any questions about the Shareholder Advisory Group, please email board members Irv Diamond at idiamond@redw.com or John Schiffman at jschiffman@schiffman.com.

How to contact AmerInst

Website: www.amerinst.bm

Email: AmerInst@vim.usarisk.com

For general inquiries:

Stuart Grayston

USA Risk Group (Bermuda) Ltd.

Windsor Place, 18 Queen Street,

P.O. Box HM 1601

Hamilton HM GX Bermuda

Phone: (441) 296-3973

Fax: (441) 296-1023

For shareholder inquiries:

Jennifer Hawkins

AmerInst Insurance Group, Ltd.

Shareholder Relations’ Division

c/o USA Risk Group of Vermont, Inc.

P.O. Box 1330

Montpelier, VT 05601-1330

Phone: (800) 422-8141 ext. 310

Fax: (802) 229-6280

WE WANT TO HEAR FROM YOU!

We want to get to know our shareholders! Enter our contest to win your own AmerInst golf hat!

Email us at AmerInst@vim.usarisk.com with the answers to the following questions:

1.	Name one of the winners this year’s AmerInst Community Relations Grant Program.

2.	Who is the Chairman of the Strategic Planning Committee?

Be sure to put “Newsletter Competition” in the subject heading of your email. And, if you wish, please feel free to give us feedback on this newsletter.

If you are among the first 50 people* to respond to these questions via email, we will send you an AmerInst golf hat.

Winners will be announced in the next issue of AmerInst Advisor.

Good luck!

*	This competition is open only to shareholders who haven’t won an AmerInst golf hat in the past year.

For Your Information

The AmerInst 10Q has filed with the SEC and is available on www.AmerInst.bm under SEC filings.

We are also in the process of developing a new and improved website. If you have any suggestions of information you would like to see on the site, email us at AmerInst@vim.usarisk.com.

AmerInst Insurance Group, Ltd. Windsor Place, 18 Queen Street, P.O. Box HM 1601 Hamilton HM GX Bermuda	First-Class Mail U.S. Postage PAID Lancaster, PA Permit No. 1793